Exhibit 99.1

Solid Power, Inc.

Second Quarter 2023 Earnings Conference Call

August 8, 2023 – 3pm MT

Corporate Participants

Jennifer Almquist, Investor Relations for Solid Power Inc.

David Jansen, Solid Power's Chairperson

John Van Scoter, President and Chief Executive Officer

Kevin Paprzycki, Chief Financial Officer and Treasurer

Conference Call Participants

Brian Dobson, Chardan Capital Markets

Operator

Greetings. Welcome to the Solid Power, Inc. Second Quarter 2023 Financial Results and Business Update Call. Please note that this conference is being recorded. I will now turn the conference over to your host Jennifer Almquist, Investor Relations for Solid Power, Inc. Thank you. You may begin.

Jennifer Almquist

Thank you, Operator, and thank you, everyone, for joining us today. I’m joined on the call today by Solid Power’s Chairperson, Dave Jansen, President and Chief Executive Officer, John Van Scoter and Chief Financial Officer, Kevin Paprzycki.

A copy of today’s press release is available on the Investor Relations section of Solid Power’s website at ir.solidpowerbattery.com.

I’d like to remind you that parts of our discussion today will include forward-looking statements as defined by US securities laws. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Solid Power disclaims any duty to update any forward-looking statements to reflect future events or circumstances. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those expressed in today’s forward-looking statements, please see Solid Power’s most recent filings with the Securities and Exchange Commission, which can be found on the company’s website at ir.solidpowerbattery.com.

Solid Power, Inc.

August 8, 2023, 3pm MT

With that, let me turn it over to Dave Jansen.

Dave Jansen, Chairperson, Solid Power, Inc.

Thank you, Jen, and good afternoon, everyone.

I’m very excited today to introduce John Van Scoter, who took over the reins as CEO in June. John brings to Solid Power a skillset that we believe is ideally suited at this stage of the company’s development. This includes deep experience working in cleantech and renewable energy, as well as a history of leading tech companies through the development stage and into commercialization.

It has been a pleasure working with John and helping him get up to speed. I’ve been extremely pleased with his leadership and engagement thus far. I think I speak on behalf of the entire board in saying we feel he is off to a great start.

With all of the changes over the past several months, I also want to acknowledge the Solid Power leadership team for continuing to drive progress towards our strategic goals. I believe having John aboard will enhance their ability to continue to execute our strategic plan.

With that, I’d like to hand the call over to John. John, welcome.

John Van Scoter, President and Chief Executive Officer, Solid Power, Inc.

Thank you, Dave, and good afternoon, everyone. I’m glad to be here and appreciate everyone joining the call today.

First, I’d like to thank Dave for his service as our interim CEO these last several months and for his guidance during the transition process. He has left me with a great hand here at Solid Power.

I’ll begin today with some of my initial thoughts on the business, then I’ll give a business update and hand off the call to Kevin for the financial review. I’ll then wrap up our prepared remarks and we will go to Q&A.

As many of you know, I come to Solid Power having spent many years working with leading edge and renewable technology companies. What attracted me was not only the huge opportunity to put the next generation of battery technology into EV’s, but also the Company’s unique strategy and business model.

To give a little more color, I was attracted to the transformative potential of Solid Power’s technology. I believe there is a very real need for advancement in EV batteries, and I believe the technology we are developing offers attainable and compelling advantages.

I also thought our capital light business model was a great fit for the industry and for our investors. By not having to construct expensive gigafactories, we can partner with, rather than compete with large industry incumbents, and expand our addressable market, all while minimizing our capital outlays.

Solid Power, Inc.

August 8, 2023, 3pm MT

And lastly, I was attracted to the depth and breadth of talent on the Solid Power team.

Having been in the CEO seat now for 7 weeks, I’ve had some time to get to know the business and the people here at Solid Power. I’m happy to report that what I’ve found is a business that is transformative and forward thinking, products that are being very well received, and a team with depth and talent worthy of the task at hand.

Specifically, I’ve found a business that has done the hard work of creating a multi-generational technology roadmap. In my experience, this level of forward-thinking is unique for a company at this stage. What’s more, we have also made progress with the second generation electrolyte as well as the development of nickel-and-cobalt-free technologies.

I’ve also found a team of over 250 people executing well on the strategic plan the company has laid out, with working production lines that are producing electrolyte and prototype EV cells that are being positively received by our partners. Seeing these working production lines today and understanding that neither existed 15 months ago, is incredibly impressive. This is a testament to the team’s strong execution and sense of urgency. It also demonstrates how well Solid Power has done in growing the team over the last few years.

And I’ve found deep bench strength across the organization. I’m happy to say that after interacting with our employees at all levels of the organization, my opinion of the team has only improved. Our shareholders should take comfort that Solid Power has built a very passionate and talented team.

Since joining, I have spoken at length with Solid Power’s employees, partners, suppliers and other stakeholders. Through those discussions, I’ve identified some incredible near-term opportunities that we are going to focus on.

Specifically, my first near-term priority is to develop our international capability. Our team has done exceptionally well with our US and European partners. We have, and will continue to, drive operational and development progress in these regions. That said, we have been executing well with our Korean partners. And, as we work towards commercialization, we will need to strengthen our capabilities in Korea, and elsewhere in Asia. By building strong partnerships in this area of the world, Solid Power stands to benefit immensely. First, these partnerships can enable us greater access to our potential EV customers. Second, we will have a greater opportunity to develop relationships with material and equipment suppliers. Third, our operations and development capabilities stand to benefit from the incredible battery talent and infrastructure in this part of the world. For these reasons, we are developing a comprehensive strategy to position Solid Power to grow in Korea. I look forward to updating you as we have more to share.

The second near-term priority relates to our supply chain maturity. As I’ll touch on in a moment, we are significantly increasing our production of both cells and electrolyte. As such, our need for timely, consistent supply of materials will only increase from here. This growth in operational production presents an opportunity – and indeed a growing need - to advance our strategic supply chain capabilities. We are investing in the tools and talent we need to elevate the supply chain competency, including an ERP and hiring additional talent.

Solid Power, Inc.

August 8, 2023, 3pm MT

Our third near-term priority relates to increasing and enhancing our investor communications. For the last several quarters, the team has been focused on execution as we have built SP2, began powder production, improved cell assembly yields, and scaled from the 20Ah cells to EV cells. During this time, the team lessened their public outreach as we focused on execution in these areas. As we have made solid progress towards our 2023 goals of entering A Sample and advancing towards powder commercialization, we have an opportunity to increase our investor and public relations efforts. We are developing an outreach plan that includes greater investor interaction, educating the market on the advantages of solid state and our strategic value proposition, greater articulation of our timeline and strategy, and increasing our public relations and social media presence.

The Solid Power team has done excellent work in bringing the company to the strong position it has today. We have incredible opportunities that I believe will benefit the company, its partners, employees and shareholders. I look forward to keeping you updated on our progress.

Turning to our business update.

Overall, the company has made solid progress towards its 2023 operational goals over the first half of the year. We continue to execute well on our joint development relationships with Ford, BMW and SK On and across our government R&D contracts. This is evidenced by the recent extension of our Ford JDA.

With respect to electrolyte, we began producing electrolyte powder at SP2 in April. Since that time, we have continued to produce powder while beginning to increase our batch sizes. Along the way, we have also been troubleshooting the production line, quickly addressing and resolving normal startup production issues.

I’m very pleased to say our initial batches of powder have been performing well. As a reminder, we are measuring our powder against 12 internal performance and quality metrics including particle size, viscosity, conductivity and dryness. I’m pleased to say we have now qualified our powder on all 12 of these metrics. This gives us confidence in our timeline, and should allow us to increase our production volumes, phase out our SP1 powder production and redeploy our operations team towards developing our next generation powders.

As we look to ramp up our powder production, we still have some equipment on order that will help increase production volumes longer term. We referenced this on last quarter’s call. We currently expect to receive this equipment in the second half of this year. The team has done a nice job of optimizing the performance of our current equipment, preventing this from impacting our near-term production.

In addition, during the quarter, we made great progress constructing a dedicated powder development lab at SP2. This lab is intended to help us optimize our continuous production, reduce the cost of our powder, and develop future generations of even higher performing electrolytes.

With powder production now up and running, we have continued discussions with multiple potential electrolyte customers and received very positive initial feedback on the samples that we have provided. Last quarter, we communicated it would take 1-2 years before we had supply agreements in place, but with this great feedback, it may be possible to accelerate this timeline.

Solid Power, Inc.

August 8, 2023, 3pm MT

Turning to cell development.

The team continues to make strong progress elevating our cell builds. Back last fall, we experienced yield challenges scaling our 20 Ah production. Since then, we have worked closely with BMW’s on-site team, invested in quality assurance equipment, and made key design changes to improve manufacturability. These changes allowed the team to greatly improve our yields.

I’m pleased to report that so far, the team has translated this strong performance to the EV line. Further, we and our partners are encouraged by the initial cell performance. In particular, our performance has allowed us to start production of EV cells that we expect to deliver this year for use in BMW’s demo car.

That said, we have a way to go before we’ll have cells ready for commercial use. Execution is critical. We need to continue to improve cell performance over the next few years before true commercialization. However, we are very excited about the possibility of our cells powering a full-sized BMW demo car between now and 2025.

Of course, as we have continued to build EV cells, we have been met with some challenges.

First, on the supply chain side, the team has encountered issues with our material supply. In particular, we have seen inconsistencies in the supply of like-grade materials. I’m pleased to say thus far, the team has adapted well and we are successfully navigating through these issues. At this time, we believe these challenges will not impact our long-term timeline. However, it underscores our near-term priority to elevate our supply chain capabilities, now that we are poised to produce at higher rates.

Second, as we’ve discussed previously, we are continuing our efforts to improve safety performance in our EV cells to match what was observed in our smaller cells. One of the goals of our technology is to deliver both superior performance and safety over today’s batteries. This could allow OEMs to greatly reduce the size & complexity of their battery packs, expensive safety incidents, and, in turn, the overall cost of their batteries. We are working closely with our partners and are encouraged that our collective efforts can be integrated into our cells by the end of this year.

The Solid Power team has done great work to get us to the point where we are today. As a new leader in this organization, I’m energized to work with a team that is so focused on long-term execution and doing things the right way. Our strategy has not changed, nor have the short-term milestones we are focused on. For 2023 these remain:

•	Scaling production of our electrolyte

•	Continuing to deliver electrolyte to potential customers for sampling and feedback

•	Delivering EV cells to our partners and

•	Officially entering the automotive qualification process.

With that, I will hand it over to Kevin to take you through our financial results. Kevin?

Kevin Paprzycki, CFO Solid Power Inc.

Thanks John. Good afternoon, everyone.

Solid Power, Inc.

August 8, 2023, 3pm MT

I’ll start off with an overview of our financial results and position. Then I’ll review our 23 financial outlook and view on the second half.

Overall, we continue to track right on our projections for the year and believe we remain well-positioned for the long term with our strong liquidity and balance sheet.

Our second quarter 23 revenue of $4.9 million dollars was in line with our expectations. We continued to execute well on our expanded BMW agreement and on our government contracts.

Second quarter 23 operating expenses were $27.1 million dollars, up $9.8 million from Q2 of last year. This increase represents our expansion of cell and electrolyte development efforts, including the startup of electrolyte production at SP2. These efforts drove increased labor as we’ve grown the team as well as increased materials spend in Q2. As we continue to execute on our JDAs, increasing our EV cell and SP2 powder production, we expect our development-related investments to increase in the back half of the year.

Our second quarter 23 operating loss was $22.2 million, and net loss was $12.2 million.

Turning to our balance sheet and liquidity position.

During the second quarter, we invested $36.3 million dollars into operations. With the expected ramp in production of both electrolyte and cells, we expect cash used in operations for the back half of the year to be slightly higher, but still leave us in our original guidance range.

In the second quarter, we also invested $21.2 million dollars in capex. Most of our capex year to date went towards SP2 as we progressed towards our April production startup.

We ended the quarter with total liquidity of $443.4 million, consisting of cash, marketable securities, and long-term investments.

Looking ahead to the rest of 23.

We are reiterating all of our guidance for the year. We continue to expect revenue in the range of $15 to $20 million dollars. As we execute on our JDA deliverables, we expect revenue in the back half to be slightly higher, but again still in our guidance range.

We are also continuing to guide to total combined cash investment in the range of $120 million to $140 million dollars. This breaks down into $70 to $80 million dollars of expected operational investment, and capital investment between $50 and $60 million dollars. We have some remaining equipment to install at SP2 to help us scale, which John discussed previously, and we are continuing to build out our new powder R&D lab.

We expect ending liquidity for 23 in the range of $355 to $375 million dollars and believe that positions us well from a longer term perspective into the late 2020s, with upside all the way through commercialization if we are successful in attaining various grant funding available, or project finance, which we are aggressively pursuing.

Solid Power, Inc.

August 8, 2023, 3pm MT

With that, I’ll now turn the call back to John.

John Van Scoter, President and Chief Executive Officer, Solid Power, Inc.

Thanks Kevin.

Before I turn the call over for questions, I want to take a moment to discuss some news that we’ll formally put out later today.

Dave Jansen will be retiring from the Company effective October 8th. John Stephens, our Lead independent Director, will take over as Chairperson effective September 1st. Dave will remain on the Board of Directors until his retirement date.

We are sad to see Dave go. We, the Board, and Solid Power shareholders all owe him a debt of gratitude for his leadership and guidance of Solid Power. As you know, Dave has been involved with the company since the beginning. He has always stepped up when the company has needed him: Initially, as an advisor. In 2014, he became the Board Chair. In 2017, he became President and took on an operational role to help us with our capital raising and lead the build-out of our executive team. In the height of the pandemic, Dave extended his role by helping Solid Power navigate its Series B, PIPE and SPAC deals, all of which proved far more difficult in that environment. Finally, he stepped up again last fall, when the company needed an interim CEO. He did this at a great personal sacrifice, delaying his retirement and leading this organization through major change, amidst some personal health challenges.

With new talent added to the board and a permanent CEO at the helm, the time has come for Dave to finally get his well-earned retirement. Dave will remain at the company for several more weeks transitioning both myself and John Stephens into our new roles. On behalf of Solid Power, I want to thank Dave for his service, his sacrifice and his support of Solid Power for these many, many years. His mark on the company is indelible, and the strength of the company and its management team is a testament to his hard work.

Wrapping up, I want to underscore my faith in the team here at Solid Power. While we still have work to do, the progress this team has made establishing Solid Power as a leader in solid-state battery technology cannot be overstated. I’m proud to be a part of this organization and look forward to continuing to drive shareholder value.

With that, let’s open it up to questions. Operator?

Operator

We will now begin the question-and-answer session. To ask a question, you may press star then 1 on your touch tone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw from the question queue, please press star then 2. The first question is from Brian Dobson of Chardan. Please go ahead.

Solid Power, Inc.

August 8, 2023, 3pm MT

Brian Dobson

Hi. Thanks very much for taking my question. So congratulations on the positive feedback that you've received on the powder from all your potential clients. Can you share what some of the feedback you've received from BMW and others is and perhaps what changes you've made? And do you think that that will ultimately make the product more marketable?

John Van Scoter

Thank you for the question, Brian. Yes, we have onsite BMW staff, and we're continuously getting feedback through those engineers as well as staff back in Munich, with regard to the electrolyte performance. The power of the learning loops through BMW evaluating the cells with our electrolyte, and the feedback into the powder team is crucial to continuing to drive the improvement and the robustness of the powder. It's really been crucial to get us to where we are today. But I mentioned the internal metrics that we are hitting on, the 12 metrics, that's one state. But then all the way through the battery feedback has been crucial through BMW and other partners.

Brian Dobson

Yeah, very good. Then, regarding the exciting expansion that you alluded to in Korea. Is there any more color that you can share with us or when do you think you'll be able to I guess further articulate your build out strategy in that region?

John Van Scoter

Yeah, honestly, it is early, but there's so much going on, on the peninsula that I just feel, based on my prior experience with international operations and global reach in some of my former lives, that it's really crucial for us to be there and be part of the action, be close to the EV OEMs, be close to the battery OEMs, and then all the talent that is there on the island also to tap into that. So we'll be looking forward to updating you much more as that strategy and position takes shape. But it's really early on right now given my seven weeks in the chair.

Brian Dobson

Yeah. That's right. Yeah, I understand it's early, but do you think it would be a fair characterization to say you're making this move because you have received positive feedback from players on the peninsula?

John Van Scoter

I think that's a fair statement.

Brian Dobson

Very good. Thanks very much.

Solid Power, Inc.

August 8, 2023, 3pm MT

Operator

Again, if you have a question, please press star then 1. There are no questions at this time. This concludes our question-and-answer session. I would like to turn the conference back over to John Van Scoter, President, and Chief Executive Officer for closing remarks.

John Van Scoter

Well, thank you all for joining us today, and myself and the rest of the team here looks forward to updating you again next quarter. Thank you.

Operator

Thank you all for joining us today. We look forward to updating you again next quarter.

Solid Power, Inc.

August 8, 2023, 3pm MT